UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities and Exchange Act of 1934
Date of Report (Date of earliest event reported): May 4, 2017

HC2 HOLDINGS, INC.

Delaware	001-35210	54-1708481
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

450 Park Avenue, 30th Floor
New York, NY 10022
(Address of principal executive offices)

(212) 235-2690
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On May 4, 2017, the Board of Directors of HC2 Holdings, Inc. (the "Company") approved to (i) transfer the listing of its common stock, $0.001 par value (the "Common Stock") from the NYSE MKT to the New York Stock Exchange (the "NYSE") and (ii) voluntarily delist the Common Stock from the NYSE MKT. The Company has submitted written notice to the NYSE MKT of its decision to voluntarily delist the Common Stock. The Company intends to file a Form 25 with the SEC to effect the voluntary withdrawal of the listing of the Common Stock from the NYSE MKT on or about May 22, 2017.
The first day of trading of the Common Stock on the NYSE will be Tuesday, May 16, 2017. The ticker symbol for the Common Stock will not change and the Common Stock will continue to trade under the symbol "HCHC". The Common Stock will continue to trade on the NYSE MKT until Tuesday morning, May 16, 2017, at which time it will begin trading on the NYSE and cease trading on the NYSE MKT.
A copy of the Company’s press release announcing the Company’s intention to transfer its listing of the Common Stock from the NYSE MKT to the NYSE is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits

(d)    Exhibits

Item No.	Description
99.1	Press release dated May 10, 2017, entitled "HC2 Holdings Announces Transfer of Listing from NYSE MKT to The New York Stock Exchange."

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 10, 2017

HC2 Holdings, Inc.
(Registrant)

By:	/s/ Michael J. Sena
Name: Michael J. Sena
Title: Chief Financial Officer

Exhibit Index

Item No.	Description
99.1	Press release dated May 10, 2017, entitled "HC2 Holdings Announces Transfer of Listing from NYSE MKT to The New York Stock Exchange."